UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2018

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Technology Park Drive
Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

KADANT INC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2018, Kadant Inc. (the “Company”) announced that the Board of Directors has named Eric T. Langevin and Jeffrey L. Powell as Executive Vice Presidents and Co-Chief Operating Officers and Michael J. McKenney as Executive Vice President and Chief Financial Officer. Prior to the appointments, Mr. Powell was an Executive Vice President, Mr. Langevin was Executive Vice President and Chief Operating Officer and Mr. McKenney was Senior Vice President and the Chief Financial Officer.

Biographical information and business experience for Mr. Powell, Mr. Langevin and Mr. McKenney are included in the Company’s Annual Report filed with the Securities and Exchange Commission and incorporated by reference herein. Because each person was already an executive officer of the Company, no material plan, contract or arrangement or grant or award was made in connection with his appointment, and their compensation arrangements are described in the Company’s Proxy Statements filed with the Securities and Exchange Commission. Mr. Powell, Mr. Langevin and Mr. McKenney are not related to any of the Company’s directors or executive officers. There are no related person transactions between the Company, on the one hand, and Mr. Powell, Mr. Langevin or Mr. McKenney or their immediate family members, on the other hand, reportable under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

KADANT INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: March 12, 2018	By:	/s/ Jonathan W. Painter
Jonathan W. Painter President and Chief Executive Officer

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